As filed with the Securities and Exchange Commission on May 16, 2003

                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                      THE READER'S DIGEST ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                           13-1726769
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

     Pleasantville, New York                                  10570-7000
(Address of Principal Executive Offices)                      (Zip Code)

The Reader's Digest Association, Inc. 2002 Key Employee Long Term Incentive Plan
                            (Full title of the plan)

                               C.H.R. DuPree, Esq.
        Vice President, Corporate Secretary and Associate General Counsel
                      The Reader's Digest Association, Inc.
                       Pleasantville, New York 10570-7000
                     (Name and address of agent for service)
                                 (914) 238-1000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed
                                   Proposed         maximum
                                   maximum          aggregate    Amount of
Title of securities  Amount to be  offering price   offering     registration
to be registered     registered(1) per share(2)     price(2)     fee(2)
--------------------------------------------------------------------------------
Common Stock, par
value $0.01 per
share.............   4,500,000      $12.07         $54,315,000   $4,449.50
--------------------------------------------------------------------------------

(1) An undetermined number of additional shares may be issued if the adjustment provisions of the 2002 Key Employee Long Term Incentive Plan become operative.

(2) Calculated pursuant to rule 457(c), based upon the average of the high and low prices of registrant's Common Stock on the New York Stock Exchange on May 13, 2003.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference

             The following documents are incorporated by reference in the registration statement:

             (a) the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934;

             (b) all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since June 30, 2002; and

             (c) the description of the Common Stock that is contained or incorporated by reference in the Registration Statement on Form 8-A (File No. 1-10434) of the registrant filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.


Item 6.      Indemnification of Directors and Officers

         Registrant's Restated Certificate of Incorporation, as amended, provides that Registrant shall indemnify each officer or director of Registrant to the fullest extent permitted by law, subject to the limitations set forth in Registrant's Amended and Restated By-Laws. The By-Laws provide that Registrant shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of Registrant or serves or served at the request of Registrant any other enterprise as a director or officer. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by Registrant promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Registrant. The rights of any person under the by-laws shall be enforceable against Registrant by such person who shall be presumed to have relied upon them in serving or continuing to serve as a director or officer as provided above. Notwithstanding the foregoing, and except as otherwise provided by law, Registrant may not make any payment for indemnification pursuant to the by-laws to any person to the extent of the amount of such payment that would result in the imposition of an excise tax under Chapter 42 of the Internal Revenue Code of 1986, as amended.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such actions, suits or proceedings. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any director, officer, employee or agent.

         Registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of such persons being or having been such a director, officer, employee or agent, whether or not Registrant would have the power to indemnify such person against such expenses and liabilities under the provisions of the Restated Certificate of Incorporation or otherwise. Registrant maintains such insurance on behalf of its directors and officers.

         Registrant has entered into indemnification agreements with Registrant's directors and executive officers. In each indemnification agreement, Registrant has agreed to indemnify the person named as indemnitee for expenses and losses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement, actually and reasonably paid or incurred by that person in connection with certain civil or criminal actions or administrative proceedings because of that person's role as a director or officer, to the fullest extent permitted under law. Registrant also has agreed to pay in advance expenses incurred by the indemnified person in connection with such proceedings. In the case of a proceeding by or in the right of the Registrant in which the indemnified person is found by a court to be liable to the Registrant, no indemnification will be made unless and only to the extent that the Delaware Court of Chancery or the court where the proceeding was brought determines that that person is fairly and reasonably entitled to indemnification despite the finding of liability. Each indemnified person is also entitled to indemnification for expenses actually or reasonably incurred in connection with appearing as a witness in a proceeding. The indemnification agreements contain detailed procedures for determination of entitlement to indemnification. Each indemnification agreement permits the indemnified person to bring a lawsuit to enforce his or her rights under the indemnification agreement and to recover the expenses of such a lawsuit. The indemnification agreements are governed by Delaware law. The indemnification agreements are in addition to and are not intended to diminish any of the rights of indemnification under the Registrant's Restated Certificate of Incorporation, as amended, Registrant's Amended and Restated By-Laws, any agreement or otherwise.

Item 8.      Exhibits

4.1.1 Restated Certificate of Incorporation of The Reader's Digest Association, Inc. filed with the State of Delaware on February 7, 1990, filed as Exhibit 3.1.1 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference

4.1.2 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc. filed with the State of Delaware on February 22, 1991, filed as Exhibit 3.1.2 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference

4.1.3 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc. filed with the State of Delaware on November 19, 1999, filed as Exhibit 10.29 to the registrant's Form 10-Q for the quarterly period ended March 31, 2000, is incorporated herein by reference

4.1.4 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc. filed with the State of Delaware on December 13, 2002, filed as Exhibit 3.1.4 to the registrant's Form 10-Q for the quarterly period ended December 31, 2002, is incorporated herein by reference

4.2 Amended and Restated By-Laws of The Reader's Digest Association, Inc., effective December 13, 2002, filed as Exhibit 3.2 to the registrant's Form 10-Q for the quarterly period ended December 31, 2002, is incorporated herein by reference

4.3 The Reader's Digest Association, Inc. 2002 Key Employee Long Term Incentive Plan, filed as Exhibit 10.25 to the registrant's Form 10-K for the fiscal year ended June 30, 2002, is incorporated herein by reference

5 Opinion of C.H.R. DuPree, Esq., Vice President, Corporate Secretary and Associate General Counsel of the registrant, relating to the legality of the securities being registered

23.1 Consent of C.H.R. DuPree, Esq., Vice President, Corporate Secretary and Associate General Counsel of the registrant (contained in the opinion filed as Exhibit 5 to the registration statement)

23.2         Consent of KPMG LLP

24.1 Power of Attorney (included in the signature pages to this Registration Statement)

Item 9.      Undertakings

     (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (other than information contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement);

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (other than information contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement);

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Castle, State of New York, on this 15th day of May 2003.

                           THE READER'S DIGEST ASSOCIATION, INC.


                           By:        /s/ THOMAS O. RYDER
                              --------------------------------------------------
                                          Thomas O. Ryder
                                  Chairman and Chief Executive Officer

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Brizel, C.H.R. DuPree, Michael S. Geltzeiler and William H. Magill, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of May 15, 2003.


       Signature                                 Title
       ---------                                 -----
    /S/ THOMAS O. RYDER                   Director, Chairman of the Board
-----------------------------               and Chief Executive Officer
        Thomas O. Ryder                   (principal executive officer)

    /S/ MICHAEL S. GELTZEILER                Senior Vice President
-----------------------------             and Chief Financial Officer
        Michael S. Geltzeiler             (principal financial officer)

    /S/ THOMAS D. BARRY                 Vice President and Corporate Controller
-----------------------------             (principal accounting officer)
        Thomas D. Barry

    /S/ JONATHAN B. BULKELEY                       Director
-----------------------------
        Jonathan B. Bulkeley

    /S/ HERMAN CAIN                                Director
-----------------------------
        Herman Cain

    /S/ LYNNE V. CHENEY                            Director
-----------------------------
        Lynne V. Cheney

    /S/ M. CHRISTINE DEVITA                        Director
-----------------------------
        M. Christine DeVita

    /S/ JAMES E. PRESTON                            Director
-----------------------------
        James E. Preston

    /S/ LAWRENCE R. RICCIARDI                       Director
-----------------------------
        Lawrence R. Ricciardi

    /S/ WILLIAM J. WHITE                            Director
-----------------------------
        William J. White

    /S/ ED ZSCHAU                                   Director
-----------------------------
        Ed Zschau

                                  EXHIBIT INDEX

Exhibit                                                                     Page
4.1.1 Restated Certificate of Incorporation of The Reader's Digest Association, Inc. filed with the State of Delaware on February 7,
         1990, filed as Exhibit 3.1.1 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.1.2 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc. filed with the State of Delaware on February 22, 1991, filed as Exhibit 3.1.2 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference

4.1.3 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc. filed with the State of Delaware on November 19, 1999, filed as Exhibit 10.29 to the registrant's Form 10-Q for the quarterly period ended March 31, 2000, is incorporated herein by reference

4.1.4 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc. filed with the State of Delaware on December 13, 2002, filed as Exhibit 3.1.4 to the registrant's Form 10-Q for the quarterly period ended December 31, 2002, is incorporated herein by reference

4.2 Amended and Restated By-Laws of The Reader's Digest Association, Inc., effective December 13, 2002, filed as Exhibit 3.2 to the registrant's Form 10-Q for the quarterly period ended December 31, 2002, is incorporated herein by reference

4.3 The Reader's Digest Association, Inc. 2002 Key Employee Long Term Incentive Plan, filed as Exhibit 10.25 to the registrant's Form 10-K for the fiscal year ended June 30, 2002, is incorporated herein by reference

5        Opinion of C.H.R. DuPree, Esq., Vice President, Corporate           10
         Secretary and Associate General Counsel of the registrant, relating to the legality of the securities being registered

23.1 Consent of C.H.R. DuPree, Esq., Vice President, Corporate Secretary and Associate General Counsel of the registrant (contained in the opinion filed as Exhibit 5 to the registration statement)

23.2     Consent of KPMG LLP                                                 11

24.1 Power of Attorney (included in the signature pages to this Registration Statement)